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                                  EXHIBIT 5.1

                      [VINSON & ELKINS L.L.P. LETTERHEAD]


(214) 220-7700                                                    (214) 999-7732
                               December 21, 2000

Patina Oil & Gas Corporation
1625 Broadway
Denver, Colorado 80202

                         Patina Oil & Gas Corporation
                      Registration Statement on Form S-8
                                 Common Stock

Ladies and Gentlemen:

          We have acted as counsel for Patina Oil & Gas Corporation, a Delaware corporation (the "Company"), in connection with the Company's registration under the Securities Act of 1933, as amended, (the "Securities Act") of 250,000 shares of common stock, par value $0.01 per share, of the Company (the "Shares") which may be offered from time to time under the Patina Oil & Gas Corporation Profit Sharing and Savings Plan and Trust, effective January 1, 1997 (the "Plan") under the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on December 21, 2000.

          In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware, (iii) the Bylaws of the Company, and (iv) the Plan.

          We have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies,
(v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

          Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that the Shares, when offered and issued by the Company pursuant to the terms of the Plan, will be validly issued, fully paid and non-assessable.

          We consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

                                        Very truly yours,

                                        /s/ Vinson & Elkins L.L.P.

                                        VINSON & ELKINS L.L.P.